EXHIBIT 10(c)
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                  TEXAS INSTRUMENTS RESTRICTED STOCK UNIT PLAN
                                  FOR DIRECTORS

As Adopted June 15, 1995

The Texas Instruments Restricted Stock Unit Plan for Directors is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

For purposes of this Plan, unless otherwise indicated, the term
"Company" shall mean Texas Instruments Incorporated.

Eligibility

All directors of the Company who are not during the term of this Plan and who have not previously been officers or employees of the Company shall participate in this Plan.

Definitions

As used in this Plan, the following terms shall have the meanings set forth:

(a) "Fair Market Value" shall mean, with respect to any Shares, the simple average of the high and low prices of such Shares on the date of grant of Restricted Stock Units (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous date on which there is such trading) as reported in "New York Stock Exchange Composite Transactions"in "The Wall Street Journal";

(b) "Restricted Stock Units" shall mean any Units granted under paragraphs (a) or (b) under the heading "Grants of Restricted Stock Units" set forth below; and

(c) "Shares" shall mean shares of the common stock of the Company, $1.00 par value.

Administration of Plan

This Plan shall be administered by the Secretary of the Company (the "Secretary"). The Secretary shall have full power and authority to construe, interpret and administer the Plan. The Secretary may issue rules and regulations for administration of the Plan. All decisions of the Secretary shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the directors. In the event of the absence or inability of the Corporate Secretary, any Assistant Secretary shall have the authority to act in his place.

Subject to the terms of the Plan and applicable law, the Secretary shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement relating to, or Restricted Stock Units granted under, the Plan; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as the Secretary shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Secretary deems necessary or desirable for the administration of this Plan.





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Restricted Stock Units Available for Grant

Subject to adjustment as provided below:

(a) Sources of Shares Deliverable Under Restricted Stock Units. Any Shares delivered pursuant to the settlement of Restricted Stock Units shall consist of treasury Shares.

(b) Adjustments. In the event that the Secretary shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Secretary to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Secretary shall, in such manner as he or she may deem equitable, adjust the number of outstanding Restricted Stock Units; provided, however, that no fractional Restricted Stock Units shall be issued or outstanding hereunder. Notwithstanding any such corporate transaction or event, no adjustment shall be made in the number of Restricted Stock Units to be granted to new directors who are elected after the occurrence of any such corporate transaction or event.

Grants of Restricted Stock Units

(a) Initial Grants of Restricted Stock Units. The Company, as of the effective date of this Plan, shall grant to each then current director of the Company 1000 Restricted Stock Units. Each Restricted Stock Unit shall be paid or settled by the issuance of one Share upon the termination of such recipient's service as a director of the Company, provided that such termination of service shall have occurred
(i) after the age at which a director is ineligible under the Company's by-laws to stand for reelection to the Board, (ii) after the completion of at least eight years of service as a director of the Company or
(iii) as a result of the death or disability of the director.   In the
event such recipient's membership on the Board of Directors of the Company shall terminate prior to the attainment of the age for ineligibility for reelection and prior to the completion of eight years of service as a director for reasons other than death or disability, such Restricted Stock Units shall terminate and all of the rights, title and interest of the recipient thereunder shall be forfeited in their entirety. Following the effective date of this Plan, each new director shall, effective as of the date of such individual's initial election or appointment to the Board of Directors, be granted 1000 Restricted Stock Units which shall be subject to the same terms and restrictions as are described in this paragraph (a). Notwithstanding the foregoing, in no event shall Shares be issued pursuant to a Restricted Stock Unit granted under this paragraph (a) if a director's service on the board shall terminate within less than six months after the date of grant for any reason other than death or disability.

(b) Grants of Restricted Stock Units for Portion of Annual Retainer. As of the date of the annual meeting of stockholders each year following the effective date of this Plan, fifty percent (50%) of the annual retainer (not including retainers for committee membership or committee chair) payable to each director during the twelve-month period beginning May 1 of such year and ending April 30 of the following year shall be
paid to the director in the form of  Restricted Stock Units.   Also,
fifty percent (50%) of each director's annual retainer for the period beginning May 1, 1995 and ending April 30, 1996 remaining payable after
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June 30  shall be paid to the director in the form of Restricted Stock
Units, which shall be granted as of the effective date of this Plan.
The number of Restricted Stock Units to be granted under this paragraph
(b) in each case shall be determined by dividing (i) the amount of annual retainer to be paid in the form of Restricted Stock Units by (ii) the Fair Market Value of the Shares and shall be rounded up to the next whole Restricted Stock Unit in the event such determination results in a fraction of a Restricted Stock Unit. Each such Restricted Stock Unit shall provide for the issuance of one Share upon the termination of the recipient's membership on the Board of Directors. In the event a director's service on the Board shall terminate for any reason during a year, the number of Restricted Stock Units granted for such year shall be reduced proportionately, and the excess shall be forfeited.

(c) Right to Dividend Equivalents. Each recipient of Restricted Stock Units under this Plan shall have the right, during the period when such Restricted Stock Units are outstanding and prior to the termination, forfeiture or payment or settlement thereof, to receive dividend equivalents equal to the amount or value of any cash or other distributions or dividends payable on the same number of Shares. The Company shall accumulate dividend equivalents on each dividend payment date and pay such accumulated amounts without interest annually.

(d) Issuance of Shares Upon Lapse of Restrictions. A stock certificate or certificates shall be registered and issued in the name of the holder of Restricted Stock Units and delivered to such holder as soon as practicable after such Restricted Stock Units have become payable or settleable in accordance with the terms of the Plan.

(e) Limits on Transfer of Restricted Stock Units. No Restricted Stock Units and no right under any Restricted Stock Units shall be assignable, alienable, salable or transferable by a participant otherwise than by will or by the laws of descent and distribution. All rights under any Restricted Stock Unit shall be exercisable during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No Restricted Stock Unit and no right under any such Restricted Stock Unit may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

(f) Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Secretary may deem advisable under the Plan and the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Secretary may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Amendment and Termination

Except to the extent prohibited by applicable law and unless expressly provided in this Plan:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan, without the consent of any stockholder, participant, other holder or beneficiary of Restricted Stock Units, or other person; provided, however, that, no such action shall impair the rights under any Restricted Stock Units theretofore granted under the Plan.
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(b)      Correction of Defects, Omissions and Inconsistencies.  The
Secretary may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Restricted Stock Units in the manner and to the extent he or she shall deem desirable to carry the Plan into effect.

General Provisions

(a) Withholding. The Company shall be authorized to withhold from any Restricted Stock Units granted or any transfer made under any Restricted Stock Units or under the Plan or from any dividend equivalents to be paid on Restricted Stock Units the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, payment or settlement of Restricted Stock Units or any payment of dividend equivalents under such Restricted Stock Units or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of any such taxes.

(b) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Continued Board Membership. The grant of Restricted Stock Units shall not be construed as giving a participant the right to be retained as a director of the Company. The Board of Directors may at any time fail or refuse to nominate a participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any participant to the Board free from any liability or claim under this Plan or any Restricted Stock Units.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(e) Severability. If any provision of the Plan or any Restricted Stock Unit is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or any Restricted Stock Unit, or would disqualify the Plan or any Restricted Stock Unit under any law deemed applicable by the Secretary, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Secretary, materially altering the intent of the Plan or the Restricted Stock Unit, such provision shall be stricken as to such jurisdiction, person or Restricted Stock Unit, and the remainder of the Plan and any such Restricted Stock Unit shall remain in full force and effect.

(f) No Trust or Fund Created. Neither the Plan nor any Restricted Stock Units shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquires a right to receive Restricted Stock Units, or Shares pursuant to Restricted Stock Units, from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan.





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Effective Date of the Plan

The Plan shall be effective as of June 15, 1995.

Term of the Plan

No Restricted Stock Units shall be granted under the Plan after April 18, 2006. However, unless otherwise expressly provided in the Plan or in the restrictions applying to Restricted Stock Units previously issued, any Restricted Stock Units theretofore granted may extend beyond such date, and the authority of the Secretary to interpret, construe, administer and make determinations under this Plan, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

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